UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2014

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 31, 2014, pursuant to the Mattel, Inc. (“Mattel”) Amended and Restated Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), Bryan Stockton, Chairman of the Board of Directors and Chief Executive Officer, entered into an individual Rule 10b5-1(c) trading plan (the “Plan”) with a broker to sell shares of Mattel stock to be acquired upon the exercise of an employee stock option (the “Option”), as detailed below. The first sale under the Plan will not take place until February 16, 2015, which is longer than the 30-day waiting period required by Mattel’s Guidelines.

Name of Executive	Title	Number of Shares in Plan	Option Grant Date	Option Expiration Date	Date of Adoption of Plan	Plan Termination Date
Bryan Stockton	Chairman of the Board and Chief Executive Officer	50,000	08/01/2005	08/01/2015	10/31/2014	08/01/2015

Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not aware of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options and the sale of shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: November 6, 2014

	By:	/s/ Robert Normile
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary